Preliminary
2009 Fourth Quarter Results
February 4, 2010
9:00 AM EST
 Contact GMAC Investor Relations at (866) 710-4623 or investor.relations@gmacfs.com

Forward-Looking Statements In the presentation that follows and related comments by GMAC Inc. (“GMAC”) management, the use of the words “expect,” “anticipate,”
“estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “explore,” “positions,” “intend,” “evaluate,”
“pursue,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or similar expressions is intended to identify forward-
looking statements. All statements herein and in related management comments, other than statements of historical fact, including without limitation, statements about future events and financial performance, are forward-looking statements that involve certain risks and uncertainties. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and GMAC’s actual results may differ materially due to numerous important factors that are described in the most recent reports on SEC Forms 10-K and 10-Q for GMAC, each of which may be revised or supplemented in subsequent reports on SEC Forms 10-Q and 8-K. Such factors include, among others, the following: uncertainty of
GMAC's ability to enter into transactions or execute strategic alternatives to realize the value of its Residential Capital, LLC (“ResCap”)
operations; our inability to repay our outstanding obligations to the U.S. Department of the Treasury, or to do so in a timely fashion and without disruption to our business; our inability to successfully accommodate the additional risk exposure relating to providing wholesale and retail financing to Chrysler dealers and customers and the resulting impact to our financial stability; uncertainty related to Chrysler’s and GM’s recent exits from bankruptcy; uncertainty related to the new financing arrangement between GMAC and Chrysler; securing low cost funding for
GMAC and ResCap and maintaining the mutually beneficial relationship between GMAC and GM, and GMAC and Chrysler; our ability to maintain an appropriate level of debt and capital; the profitability and financial condition of GM and Chrysler; our ability to realize the anticipated benefits associated with our recent conversion to a bank holding company, and the increased regulation and restrictions that we are now subject to; continued challenges in the residential mortgage and capital markets; the potential for deterioration in the residual value of off-lease vehicles; the continuing negative impact on ResCap of the decline in the U.S. housing market; changes in U.S. government-
sponsored mortgage programs or disruptions in the markets in which our mortgage subsidiaries operate; disruptions in the market in which we fund GMAC’s and ResCap’s operations, with resulting negative impact on our liquidity; changes in our accounting assumptions that may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings; changes in the credit ratings of ResCap, GMAC, Chrysler or GM; changes in economic conditions, currency exchange rates or political stability in the markets in which we operate; and changes in the existing or the adoption of new laws, regulations, policies or other activities of governments, agencies and similar organizations.  Investors are cautioned not to place undue reliance on forward-looking statements. GMAC undertakes no obligation to update publicly or otherwise revise any forward-looking statements except where expressly required by law. A reconciliation of certain non-
GAAP financial measures included within this presentation is provided in the supplemental charts. Use of the term “loans” describes products associated with direct and indirect lending activities of GMAC’s global operations.  The specific products include retail installment sales contracts, loans, lines of credit, leases or other financing products.  The term “originate” refers to
GMAC’s purchase, acquisition or direct origination of various “loan” products. 2

GMAC: Overview During 2009, GMAC made significant progress towards achieving these objectives and is positioned for improved results going forward: Auto Finance Franchise: Added a new OEM partner, was profitable in each quarter of 2009 and gained market share throughout the year Capital:  Improved capital position resulting from investments made by the U.S. Treasury Liquidity: Added $11 billion of bank deposits; issued $7.4 billion of TLGP debt and $1.8 billion of ABS Ally Bank:  Introduced Ally brand with a majority of new originations now funded at the bank Legacy Mortgage:  Implemented critical steps towards resolving mortgage issues and limiting further negative earnings impact Transformational Year Strategic Objectives Fully capitalize on opportunities in the global auto finance business Market driven company known for innovative marketing programs directed to dealers and their customers Increased market share and diversification Low cost / high service competitor Improve access to capital markets to assist with timely repayment of U.S. Treasury investments Fully transition to bank holding company Build stable deposit base at Ally Bank driven by strong brand and compelling value proposition Address challenges in the legacy mortgage business and minimize future earnings impact 3

GMAC: Fourth Quarter 2009 Highlights

Key Statistics ($ millions)	4Q 09	3Q 09	4Q 08 [1]	Increase/(Decrease) vs. 3Q 09	Increase/(Decrease) vs. 4Q 08
Net financing revenue	$ 603	$ 571	$ (426)	$ 32	$ 1,029
Provision for loan losses [2]	$ 3,432	$ 682	$ 1,251	$ 2,750	$ 2,181
Net (loss) income from continuing operations	$ (3,866)	$ (575)	$ 7,705	$ (3,291)	$ (11,571)
Net (loss) income [3]	$ (4,953)	$ (767)	$ 7,462	$ (4,186)	$ (12,415)
Total assets	$ 172,306	$ 178,254	$ 189,476	$ (5,948)	$ (17,170)
Tier 1 capital ratio	14.1%	14.4%	N/A	-0.3%	N/A

(1) Includes approximately $11.5 billion of pre-tax income recognized from 4Q 08 bond exchange
(2) $2.4 billion of provision results from strategic mortgage actions taken in 4Q 09
(3) Net loss in 4Q 09 negatively impacted by $1.0 billion of tax valuation allowance

- Fourth quarter results impacted by the following significant items:

Significant Pre-Tax Items in 4Q 09 ($ millions)	4Q 09
Losses related to strategic mortgage actions	$ (3,282)
Repurchase reserve expense	(573)
Amortization of bond exchange discount	(308)
Legacy Nuvell subprime portfolio provision	(262)
Mortgage MSR marks due to model updates	(122)
International Auto loss on wind-down operations	(118)
Pre-Tax Impact	**$ (4,665)**

GMAC FINANCIAL SERVICES
4Q 2009 GMAC Preliminary Results
4

GMAC: Revised Segment Reporting View

- GMAC implemented a Funds Transfer Pricing ("FTP") methodology in the fourth quarter to further align with industry and bank holding company best practices
- Revised segment results reflect the central management of interest rate risk
  - Insulates the business segments from interest rate volatility, enabling them to focus on customers through loan originations and servicing
  - Assigns charge rates and credit rates to classes of assets and liabilities, respectively
  - Matching duration allocates interest income and interest expense to each segment
  - Captures net impact of FTP methodology in the Corporate and Other results
- Majority of auto and mortgage segments affected as the following items moved to Corporate and Other
  - Cash and investment securities (excluding Insurance)
  - Intercompany lending
  - Secured and unsecured debt
  - Deposits
  - Derivative activity

Pre-Tax Results from Continuing Operations	4Q 09		Full Year 09	
($ millions)	Revised View	Legacy View	Revised View	Legacy View
North American Automotive Finance	$ 369	$ 323	$ 1,752	$ 1,215
International Automotive Finance	(146)	(138)	(101)	(82)
Insurance	86	86	329	329
Global Automotive Services	309	271	1,980	1,462
Mortgage Operations	(4,011)	(4,047)	(7,301)	(7,483)
Corporate and Other	(767)	(693)	(2,617)	(1,917)
GMAC Consolidated	**$ (4,469)**	**$ (4,469)**	**$ (7,938)**	**$ (7,938)**

GMAC FINANCIAL SERVICES

4Q 2009 GMAC Preliminary Results

5

GMAC: Results by Segment

($ millions)				Increase/(Decrease) vs.	
	4Q 09	3Q 09	4Q 08	3Q 09	4Q 08
North American Automotive Finance	$ 369	$ 272	$ (405)	$ 97	$ 774
International Automotive Finance	(146)	40	(74)	(186)	(72)
Insurance	86	108	133	(22)	(47)
Global Automotive Services	309	420	(346)	(111)	655
Mortgage Operations	(4,011)	(673)	(790)	(3,338)	(3,221)
Corporate and Other (1)	(767)	(614)	8,751	(153)	(9,518)
Pre-Tax (loss) income from continuing operations	(4,469)	(867)	7,615	(3,602)	(12,084)
Income tax benefit from continuing operations	(603)	(292)	(90)	(311)	(513)
Discontinued operations (2)	(1,087)	(192)	(243)	(895)	(844)
Net income (loss) (3)	$ (4,953)	$ (767)	$ 7,462	$ (4,186)	$ (12,415)

Includes:
OID Exp.: $(308)
Treasury: $(349)
CFG/Other: $(110)

(1) Corporate and Other includes Commercial Finance, equity investments, amortization of original issue discount from GMAC bond exchange and net impact from ALM activities

(2) See slide 23 for a detailed listing of businesses classified as discontinued operations

(3) Net loss in 4Q 09 negatively impacted by $1.0 billion of tax valuation allowance

- **Global Automotive Services:** Core business provided another solid quarter of results, offset by wind down costs of certain international operations
- **Mortgage Operations:** Strategic fourth quarter actions reduce future risk of negative earnings impact from legacy assets
- **Corporate and Other:** Primarily includes net impact from asset/liability management ("ALM") and FTP, as well as amortization of original issue discount from the 2008 bond exchanges

6

GMAC FINANCIAL SERVICES

4Q 2009 GMAC Preliminary Results

Global Automotive Services: Highlights Global Automotive Services earned $309 million of pre-tax income from continuing operations compared
to $420 million in the third quarter Improved net financing revenue driven by strong remarketing gains offset by: Loss in International Operations related to certain wind-down costs ($118 million) Higher provision expense due to legacy Nuvell subprime portfolio ($262 million) Losses and delinquencies show signs of stabilization, but remain at elevated levels $420 $309 $(346) (1) Pre-Tax Income from Continuing Operations ($ millions) $660 $451 $272 $369 $41 $40 $(146) $133 $36 $108 $86 $(405) $(36) $(74) $99 $(500) $(300) $(100) $100 $300 $500 $700 4Q 08 1Q 09 2Q 09 3Q 09 4Q 09 North American International Insurance Global Consumer Originations Global Consumer Auto Asset Base ($ billions) ($ billions) (1) Included retail balloon loans until 3Q 08 Note: Includes North American and International Operations (auto loans and leases) Note: Includes North American and International Operations (auto loans and leases) $122 $120 $115 $101 $92 $88 $85 $81 $100 $97 $91 $78 $71 $68 $66 $62 $86 $81 $77 $66 $60 $58 $57 $55 $0 $20 $40 $60 $80 $100 $120 $140 1Q 08 2Q 08 3Q 08 4Q 08 1Q 09 2Q 09 3Q 09 4Q 09 Serviced Managed On-Balance Sheet $15.2 $15.0 $13.3 $3.3 $3.7 $6.1 $7.7 $8.2 $0 $5 $10 $15 $20 1Q 08 2Q 08 3Q 08 4Q 08 1Q 09 2Q 09 3Q 09 4Q 09 New - Retail New - Leases Used Total 7

North American Automotive Finance: Highlights Overall U.S. auto market sales were down 13%
quarter-over-quarter due to impact of “cash for
clunkers” in third quarter Leasing impact is minimal but growing Used car values moderated slightly in 4Q 2009 due to seasonal trends but performing above
recent years North American balance sheet declining due to
runoff of lease and retail balloon loans GM market share increased slightly in 4Q Completed on-boarding of U.S. Chrysler dealers $4.0 billion in outstanding wholesale Approved 94% of the 1,474 applicants previously financed with Chrysler
Financial Sales Proceeds as % of ALG (1) (U.S. Lease Terminations) (2) (1) Estimated remarketing proceeds at time of lease origination (2) U.S. scheduled lease terminations on a managed basis by termination year - all lease      terms, all vehicle segments (cars, trucks and SUVs) 75% 80% 85% 90% 95% 100% 105% 110% 115% Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec 2006 2007 2008 2009 4Q 09 3Q 09 4Q 08 U.S. Market SAAR (units in millions) 10.8 11.5 10.5 Industry Light Vehicle Sales (units in millions) 2.7 3.0 2.5 GM Market Share 20.2% 19.5% 21.6% Chrysler Market Share 8.1% 8.0% 10.6% U.S. GMAC Retail Penetration GM 30.3% 31.7% 4.7% Chrysler 25.5% 13.3% N/A U.S. GMAC Wholesale Penetration (1) GM 90.9% 86.0% 85.2% Chrysler 77.3% 67.3% N/A U.S. GMAC Retail Originations ($ billions) GM 4.7 $    4.7 $    0.8 $    Chrysler 1.0       0.8       -        Other 0.2       0.1       -        Total 5.9 $    5.6 $    0.8 $    (1) Penetration rates based on end of period dealer stocks 8

North American Automotive Finance: Condensed Income Statement

($ millions)	4Q 09	3Q 09	4Q 08	Increase/(Decrease) vs. 3Q 09	Increase/(Decrease) vs. 4Q 08
Total financing revenue and other interest income	$ 2,064	$ 2,182	$ 2,581	$ (118)	$ (517)
Interest expense	534	556	767	(22)	(233)
Depreciation expense on operating lease assets [1]	700	843	1,281	(143)	(581)
Impairment of investment in operating leases	-	-	384	-	(384)
Net financing revenue	830	783	149	47	681
Servicing fees	55	57	71	(2)	(16)
Gain (loss) on automotive loans, net	83	(13)	168	96	(85)
Other income	93	34	98	59	(5)
Total other revenue	231	78	337	153	(106)
Total net revenue	1,061	861	486	200	575
Provision for loan losses [2][3]	340	122	443	218	(103)
Noninterest expense	352	467	448	(115)	(96)
Income (loss) from cont. ops before income tax expense (benefit)	369	272	(405)	97	774
Income tax expense (benefit) from continuing operations	216	(26)	(36)	242	252
Net income (loss) from continuing operations	$ 153	$ 298	$ (369)	$ (145)	$ 522

Notable Items - Pre-Tax

($ millions)	4Q 09	3Q 09	4Q 08	Increase/(Decrease) vs. 3Q 09	Increase/(Decrease) vs. 4Q 08
(1) Remarketing gain (loss)	$ 191	$ 162	$ (143)	$ 29	$ 334
(2) Nuvell provision	(262)	(81)	(116)	(181)	(146)
(3) SmartBuy (balloon loan) provision	49	6	(185)	43	234

GMAC FINANCIAL SERVICES
4Q 2009 GMAC Preliminary Results
9

International Automotive Finance: Highlights International Auto Operations have been streamlined to focus on five main countries
(listed below) Approximately 85% of new originations
come from these countries Eight additional operations classified as discontinued and marked in 4Q (see
page 23) Strong originations in Brazil and China Access to funding in Latin America continues to improve Executed first-ever wholesale
securitization in Brazil International Auto Retail Consumer Outstandings ($ billions) $19.5 $19.9 $17.7 $15.4 $13.7 $14.0 $13.2 $11.6 $0 $5 $10 $15 $20 $25 1Q 08 2Q 08 3Q 08 4Q 08 1Q 09 2Q 09 3Q 09 4Q 09 New GM New Non-GM Used Discontinued Ops ($ millions) 4Q 09 3Q 09 4Q 08 Consumer Originations Germany 306 $         337 $         456 $         Brazil 300           311           221           U.K. 131           152           171           Mexico 110           87              161           China (1) 480           407           223           Other 230           225           661           Total International Operations 1,557 $      1,519 $      1,893 $      (1) Originations in China part of a joint-venture in which GMAC owns a minority interest 10

International Automotive Finance: Condensed Income Statement

($ millions)	4Q 09	3Q 09	4Q 08	Increase/(Decrease) vs. 3Q 09	Increase/(Decrease) vs. 4Q 08
Total financing revenue and other interest income	$ 568	$ 596	$ 808	$ (28)	$ (240)
Interest expense	295	314	537	(19)	(242)
Depreciation expense on operating lease assets	40	51	61	(11)	(21)
Impairment of investment in operating leases	-	-	26	-	(26)
Net financing revenue	233	231	184	2	49
Gain (loss) on automotive loans, net [1]	(56)	(20)	1	(36)	(57)
Other gain on investments, net	-	1	-	(1)	-
Other income	90	83	40	7	50
Total other revenue	34	64	41	(30)	(7)
Total net revenue	267	295	225	(28)	42
Provision for loan losses	95	34	66	61	29
Noninterest expense [2][3]	318	221	233	97	85
Income (loss) from cont. ops before income tax expense (benefit)	(146)	40	(74)	(186)	(72)
Income tax expense (benefit) from continuing operations	(53)	28	(2)	(81)	(51)
Net income (loss) from continuing operations	$ (93)	$ 12	$ (72)	$ (105)	$ (21)

Notable Items - Pre-Tax ($ millions)	4Q 09	3Q 09	4Q 08	Increase/(Decrease) vs. 3Q 09	Increase/(Decrease) vs. 4Q 08
(1) Movement from HFI to HFS	$ (55)	$ (21)	$ -	$ (34)	$ (55)
(2) Restructuring charges	(35)	(1)	(10)	(34)	(25)
(3) Venezuela FX on repatriation of funds	(28)	(18)	-	(10)	(28)

GMAC FINANCIAL SERVICES
4Q 2009 GMAC Preliminary Results
11

Delinquency trends in the core auto portfolio have stabilized over the past three quarters Our legacy subprime Nuvell portfolio is contributing approximately 38% of North American delinquent balances $4 billion portfolio is expected to run off to approximately $2 billion by the end of 2010 Global Automotive Finance: Consumer Delinquency Trends Global Delinquencies - Managed Retail Contract Amount $ Amount of Contracts Greater than 30 Days Past Due (millions) Global Delinquencies - Excluding Nuvell $ Amount of Contracts Greater than 30 Days Past Due (millions) $1,672 $1,727 $1,621 $1,415 $1,804 $1,757 2.74% 3.31% 2.82% 3.27% 3.46% 3.48% $1,000 $1,200 $1,400 $1,600 $1,800 $2,000 $2,200 3Q 08 4Q 08 1Q 09 2Q 09 3Q 09 4Q 09 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 4.50% Delinquent Contract $ % of Retail Contract $ Outstanding $1,153 $1,270 $1,290 $1,189 $1,430 $1,460 2.62% 2.80% 2.91% 2.66% 2.96% 2.54% $600 $800 $1,000 $1,200 $1,400 $1,600 3Q 08 4Q 08 1Q 09 2Q 09 3Q 09 4Q 09 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% Delinquent Contract $ % of Retail Contract $ Outstanding Loans > 30 Days Past Due North America Europe Asia Pacific Latin America Global    4Q 09 3.92% 1.02% 1.03% 4.68% 3.48%    4Q 08 3.77% 1.32% 1.98% 3.93% 3.31%    Year-over-Year Change +15 bps -30 bps -95 bps +75 bps +17 bps 12

Global Automotive Finance: Consumer Loss Trends Losses were elevated in the fourth quarter due to continued weak economic conditions, seasonal trends and slightly higher loss severity Continued stress in subprime Nuvell portfolio in 4Q Global Annualized Credit Losses - Managed Retail Contracts North American Loss Per Vehicle (Serviced Basis) ($ millions) (1) 3Q 09 elevated due to change in previously disclosed charge-off policy 1.80% 1.84% 1.56% 1.13% 1.04% 0.87% 2.39% 2.48% 1.35% 1.41% 1.57% 2.12% 2.43% 2.29% 3.29% 3.57% $0 $100 $200 $300 $400 $500 1Q 08 2Q 08 3Q 08 4Q 08 1Q 09 2Q 09 3Q 09 4Q 09 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% Nuvell Credit Losses Credit Losses (excluding Nuvell) % of Avg. Managed Assets % of Avg. Managed Assets (excluding Nuvell) Delinquent Contracts Delinquencies as a % of Managed Contracts $10,087 $11,062 $11,760 $12,747 $11,246 $10,398 $9,288 $9,635 $6,000 $8,000 $10,000 $12,000 $14,000 1Q 08 2Q 08 3Q 08 4Q 08 1Q 09 2Q 09 3Q 09 4Q 09 (1) Net Retail Losses (% Avg Assets) North America Europe Asia Pacific Latin America Global 4Q 09 4.01% 1.95% 1.17% 3.49% 3.57% 4Q 08 2.51% 0.86% 0.70% 1.63% 2.12% Year-over-Year Change +150 bps +109 bps +47 bps +186 bps +145 bps 13

Global Automotive Finance: Credit Allowance Coverage Ratios

- North American and International consumer coverage ratios increased slightly in the fourth quarter
  - Over half of North American allowance balance is attributed to the Nuvell portfolio
- Commercial coverage ratio is flat relative to the prior quarter and prior year but remains elevated relative to mid-2008 levels given the number of dealers in wind-down

North American Auto	Consumer			Increase/(Decrease) vs.	
($ millions)	4Q 09	3Q 09	4Q 08	3Q 09	4Q 08
Allowance balance	$ 822	$ 758	$ 1,130	$ 64	$ (308)
Total consumer loans	$ 18,604	$ 18,241	$ 22,606	$ 363	$ (4,002)
Coverage ratio	4.4%	4.2%	5.0%	0.3%	-0.6%
	Commercial			**Increase/(Decrease) vs.**	
	4Q 09	3Q 09	4Q 08	3Q 09	4Q 08
Allowance balance	$ 162	$ 157	$ 181	$ 5	$ (19)
Total commercial loans	$ 25,048	$ 22,998	$ 21,612	$ 2,050	$ 3,436
Coverage ratio	0.6%	0.7%	0.8%	0.0%	-0.2%

International Auto	Consumer			Increase/(Decrease) vs.	
($ millions)	4Q 09	3Q 09	4Q 08	3Q 09	4Q 08
Allowance balance	$ 202	$ 216	$ 263	$ (14)	$ (61)
Total consumer loans	$ 11,641	$ 13,215	$ 15,381	$ (1,574)	$ (3,740)
Coverage ratio	1.7%	1.6%	1.7%	0.1%	0.0%
	Commercial			**Increase/(Decrease) vs.**	
	4Q 09	3Q 09	4Q 08	3Q 09	4Q 08
Allowance balance	$ 49	$ 48	$ 41	$ 1	$ 8
Total commercial loans	$ 4,587	$ 5,140	$ 7,903	$ (553)	$ (3,316)
Coverage ratio	1.1%	0.9%	0.5%	0.1%	0.5%

Note: Coverage ratio equals credit allowance as a percentage of end of period assets

GMAC FINANCIAL SERVICES

4Q 2009 GMAC Preliminary Results

14

Insurance: Condensed Income Statement and Highlights Segment streamlined to focus primarily on dealer-centric products Extended service contracts Dealer inventory insurance U.K. P&C and U.S. P&C business now included in discontinued
operations Written and earned premiums lower
due to lower dealer inventory levels ($ millions) 4Q 09 3Q 09 4Q 08 3Q 09 4Q 08 Insurance premiums and service revenue earned 465 $      501 $       568 $    (36) $         (103) $       Investment income (loss) 88           86             (10)        2              98             Other income 17           19             116        (2)              (99)           Total insurance premiums and other income 570        606           674        (36)           (104)          Insurance losses and loss adjustment expenses 212        219           243        (7)              (31)           Acquisition and underwriting expenses 271        279           297        (8)              (26)           Interest and discount expense 1             -                1           1              -                Total expense 484        498           541        (14)           (57)           Income from cont. ops before income tax expense 86           108           133        (22)           (47)           Income tax (benefit) expense from continuing operations (36)          59             37          (95)           (73)           Net income from continuing operations 122 $      49 $          96 $       73 $          26 $          Increase/(Decrease) vs. Net Premium/Revenue Written from Continuing Operations ($ millions) Note: 4Q 08 includes reversal of prior written premium not yet earned in conjunction with GMAC RE sale $524 $379 $391 $194 $124 $105 ($191) $513 $511 $352 $350 $343 -$250 $0 $250 $500 $750 $1,000 1Q 08 2Q 08 3Q 08 4Q 08 1Q 09 2Q 09 3Q 09 4Q 09 Continuing Operations Less Reinsurance Reinsurance 15

Mortgage Operations: Highlights Mortgage Operations includes ResCap, LLC as well as the mortgage activities of Ally Bank and
ResMor Trust Pre-tax loss of $4.0 billion from continuing
operations for the quarter, primarily driven by the
fourth quarter actions previously announced: $2.6 billion of marks associated with assets intended for sale (1) $573 million of repurchase reserve expense Balance sheet continued to shrink in 2009 as riskier assets have been sold or marked down: Total consumer HFI portfolio has been reduced from $25 billion to $12 billion $10.1 billion Ally Bank / ResMor $1.7 billion of securitized loans at ResCap ResCap’s total balance sheet has been reduced to $19 billion Non-core commercial mortgage assets have been reduced from $1.7 billion to $0.3 billion (1) Excludes $700 million of marks on assets classified as discontinued operations Pre-Tax Loss from Continuing Operations ($ millions) $(790) $(995) $(1,622) $(4,011) $(673) $(5,000) $(4,000) $(3,000) $(2,000) $(1,000) $- 4Q 08 1Q 09 2Q 09 3Q 09 4Q 09 Mortgage Operations Total Assets ($ billions) Note: 2008 total assets reduced due to impacts of revised segment reporting $123 $140 $81 $45 $39 $- $25 $50 $75 $100 $125 $150 2005 2006 2007 2008 2009 ResCap, LLC Other Mortgage Operations 16

Mortgage Operations: Highlights Originations increased to $18.1 billion in the fourth quarter from $15.9 billion in the third quarter driven by higher conforming loan production Conforming and government loans comprised 98% of new domestic originations GMAC is the fifth largest mortgage servicer in the U.S. Active participant in HAMP with over 32,000 trial modifications started Over 9,800 permanent modifications executed through December, more than any other servicer Mortgage Loan Production by Type ($ billions) $20.9 $18.1 $11.9 $8.5 $13.4 $18.8 $15.9 $18.1 $0 $5 $10 $15 $20 $25 1Q 08 2Q 08 3Q 08 4Q 08 1Q 09 2Q 09 3Q 09 4Q 09 Total Originations Prime Conforming Prime Non-Conforming Government Nonprime Prime Second Lien International Primary Servicing - Period End ($ billions) Note: Government and prime second liens are included in prime non-conforming $460 $437 $426 $394 $386 $381 $380 $376 $0 $100 $200 $300 $400 $500 $600 1Q 08 2Q 08 3Q 08 4Q 08 1Q 09 2Q 09 3Q 09 4Q 09 Prime - Conforming Prime - Non-Conforming Nonprime TTL 17

Mortgage Operations: Condensed Income Statement

($ millions)	4Q 09	3Q 09	4Q 08	Increase/(Decrease) vs. 3Q 09	Increase/(Decrease) vs. 4Q 08
Total financing revenue and other interest income	$ 466	$ 490	$ 637	$ (24)	$ (171)
Interest expense	400	362	618	38	(218)
Net financing revenue	66	128	19	(62)	47
Servicing fees (1)	315	326	333	(11)	(18)
Servicing asset valuation & hedge activities, net (1)	(417)	(110)	(241)	(307)	(176)
Gain (loss) on mortgage loans, net	111	236	(30)	(125)	141
Gain on extinguishment of debt (2)	(1)	-	757	(1)	(758)
Other income (loss), net of losses (3)	(31)	5	(256)	(36)	225
Total other revenue (expense)	(23)	457	563	(480)	(586)
Total net revenue	43	585	582	(542)	(539)
Provision for loan losses (3)(4)	2,873	332	728	2,541	2,145
Noninterest expense (3)(5)	1,181	926	644	255	537
Loss from cont. ops before income tax expense (benefit)	(4,011)	(673)	(790)	(3,338)	(3,221)
Income tax expense (benefit) from continuing operations	197	(153)	(63)	350	260
Net loss from continuing operations	$ (4,208)	$ (520)	$ (727)	$ (3,688)	$ (3,481)

Notable Items - Pre-Tax ($ millions)	4Q 09	3Q 09	4Q 08	Increase/(Decrease) vs. 3Q 09	Increase/(Decrease) vs. 4Q 08
(1) Net servicing	$ (102)	$ 216	$ 92	$ (318)	$ (194)
(2) 4Q 2008 bond exchange gains	-	-	757	-	(757)
(3) Loss related to strategic mortgage actions (a)	(2,582)	-	-	(2,582)	(2,582)
(4) Legacy mortgage provision expense	(43)	(62)	(491)	19	448
(5) Mortgage repurchase reserve expense	(573)	(515)	(81)	(58)	(492)

(a) Excludes $700 million of marks on assets classified as discontinued operations

GMAC FINANCIAL SERVICES

4Q 2009 GMAC Preliminary Results

18

Mortgage Operations: Credit Allowance Coverage Ratios

- Strategic actions expected to reduce the level of future provision expense
  - Credit allowance balance down in 4Q 2009 due to transfers to HFS
  - Consumer coverage ratio up based on macroeconomic uncertainty and continued stress within the housing industry
- Commercial coverage ratio down relative to prior periods as certain distressed legacy assets have been resolved or charged-off
  - Remaining commercial loans consist primarily of correspondent warehouse lines

Held For Investment Portfolio	Consumer			Increase/(Decrease) vs.	
($ millions)	4Q 09	3Q 09	4Q 08	3Q 09	4Q 08
Allowance balance	$ 640	$ 1,132	$ 1,142	$ (492)	$ (502)
Total consumer loans	11,220	20,251	22,991	(9,031)	(11,771)
Coverage ratio	5.7%	5.6%	5.0%	0.1%	0.7%
Non-performing loans	$ 430 (1)	$ 3,189	$ 2,690	$ (2,759)	$ (2,260)
Allowance as a % of NPLs	148.9%	35.5%	42.4%	113.4%	106.4%
	Commercial			**Increase/(Decrease) vs.**	
	4Q 09	3Q 09	4Q 08	3Q 09	4Q 08
Allowance balance	$ 137	$ 256	$ 599	$ (119)	$ (463)
Total commercial loans	1,951	2,102	3,778	(151)	(1,827)
Coverage ratio	7.0%	12.2%	15.9%	-5.2%	-8.9%
Non-performing loans	$ 269	$ 467	$ 1,353	$ (198)	$ (1,084)
Allowance as a % of NPLs	50.7%	54.7%	44.3%	-4.0%	6.4%

(1) Significant amount of riskier loans moved from HFI to HFS

Note: Coverage ratio equals credit allowance as a percentage of end of period assets (excluding loans held at fair value)

GMAC FINANCIAL SERVICES
4Q 2009 GMAC Preliminary Results
19

Mortgage Operations: HFI Portfolio

Mortgage Operations - Consumer Loans Held for Investment

($ billions)	HFI as of 9/30	Reclassification to HFS [1]	Additional Movement to Disc Ops	Amortization and Other Activity	HFI as of 12/31
Ally Bank [2]	$ 13.1	$ 2.7	$ -	$ 0.7	$ 9.7
ResMor	0.2	-	-	-	0.3
ResCap, LLC	7.9	3.8	1.7	0.5	1.8 [3]
Total Mortgage Operations	$ 21.2	$ 6.5	$ 1.7	$ 1.2	$ 11.8

(1) Assets reclassified as held for sale as previously announced. See investor presentation dated January 5, 2010 for more details
(2) Includes consumer mortgage loans only
(3) Remaining HFI loans at ResCap, LLC are primarily securitized in non-recourse transactions and carried at a significant discount

Mortgage Pool Characteristics - Ally Bank HFI Portfolio

($ billions)	Bank HFI as of 9/30/09	Bank HFI Contributed to ResCap LLC	Bank HFI as of 12/31/09
UPB	$ 13.7	$ 3.6	$ 10.3
Carry Value	$ 13.1	$ 1.4	$ 9.7
Estimated Pool Characteristics:			
% Second Lien	21.3%	24.9%	18.7%
% Interest Only	58.3%	57.0%	59.2%
% 30+ Day Delinquent	10.0%	44.6%	3.0%
% Low Documentation	27.7%	50.3%	20.4%
% Non-primary Residence	5.5%	8.8%	4.9%
% Option Arm	0.4%	0.9%	0.3%
Wtd. Avg. Refreshed FICO	705	627	725
Wtd. Avg. CLTV [1]	106%	130%	96%
Higher Risk Geographies [2]	43%	59%	39%

(1) Updated home values derived from MSA level adjustments based on Case-Shiller and other industry data
(2) Includes CA, FL, MI and AZ

GMAC FINANCIAL SERVICES
4Q 2009 GMAC Preliminary Results
20

ResCap, LLC: Balance Sheet Analysis

ResCap, LLC Balance Sheet Analysis as of December 31, 2009			
Cash and Cash Equivalents	$	0.8	**$12.0 billion** Cash, accounting and other less value sensitive assets
Accounts Receivable (Servicing Advances, etc)		2.5	
Securitized Assets [1]		5.8	
Derivatives and Derivative Collateral		1.6	
Restricted Cash		0.7	
Other Assets		0.6	
Mortgage Servicing Rights		2.5	**$7.3 billion** Assets carried at fair or net realizable value
Real Estate Owned		0.2	
AFS and Trading Securities		0.2	
Certain International Lending Receivables and Securities		0.2	
Certain Domestic Lending Receivables and Other Assets [2]		0.2	
International Assets Held for Sale		0.5	
Other Held for Sale Assets [3]		3.5	
Total ResCap, LLC Assets	**$**	**19.3**	

(1) Includes (a) $1.7 billion of securitized assets classified as HFI and carried at a significant discount, (b) $1.9 billion of HFS assets related to off-balance sheet securitizations where ResCap has the option, but not the obligation, to repurchase certain loans and (c) $2.1 billion of securitized international assets that have been reclassified under SFAS 144 to assets of operations held for sale

(2) Includes construction loans, model home loans and other assets

(3) Includes $1.4 billion of selected Ally loans, which were contributed to ResCap and $1.5 billion of legacy ResCap domestic loans

GMAC FINANCIAL SERVICES
4Q 2009 GMAC Preliminary Results
21

Corporate and Other: Condensed Income Statement

($ millions)	4Q 09	3Q 09	4Q 08	Increase/(Decrease) vs. 3Q 09	Increase/(Decrease) vs. 4Q 08
Net financing loss (1)(5)	$ (576)	$ (619)	$ (836)	$ 43	$ 260
Gain on mortgage and automotive loans, net	8	-	-	8	8
Gain (loss) on extinguishment of debt (2)	(2)	10	10,707	(12)	(10,709)
Other income, net of losses	143	271	(980)	(128)	1,123
Total other revenue	149	281	9,727	(132)	(9,578)
Total net revenue (loss)	(427)	(338)	8,891	(89)	(9,318)
Provision for loan losses (3)(4)	124	194	14	(70)	110
Noninterest expense	216	82	126	134	90
Income (loss) from cont. ops before income tax expense	(767)	(614)	8,751	(153)	(9,518)
Income tax benefit from cont. ops	(927)	(200)	(26)	(727)	(901)
Net income (loss) from continuing operations	$ 160	$ (414)	$ 8,777	$ 574	$ (8,617)

Note: Corporate and Other includes Commercial Finance, equity investments, amortization of original issue discount from GMAC bond exchange and net impact from ALM activities

Notable Items - Pre-Tax ($ millions)	4Q 09	3Q 09	4Q 08	Increase/(Decrease) vs. 3Q 09	Increase/(Decrease) vs. 4Q 08
(1) Amortization of bond exchange discount	$ (308)	$ (309)	$ -	1	$ (308)
(2) 4Q 2008 bond exchange gains	-	-	10,707	-	(10,707)
(3) Commercial Finance provision	(114)	(34)	(14)	(80)	(100)
(4) Resort Finance provision	(9)	(161)	-	152	(9)
(5) Net Impact of FTP Allocations	(349)	(361)	(883)	12	534

GMAC FINANCIAL SERVICES

4Q 2009 GMAC Preliminary Results

22

GMAC: Discontinued Operations

Impact of Discontinued Operations, net of tax *($ millions)*	4Q 09	3Q 09	Inc/(Dec) vs. 3Q 09
North American Automotive Finance	$ -	$ -	$ -
International Automotive Finance	(174)	(165)	(9)
Insurance	(191)	46	(237)
Global Automotive Services	(365)	(119)	(246)
Mortgage Operations	(706)	(74)	(632)
Corporate and Other [1]	(16)	1	(17)
Consolidated Net Loss	$ (1,087)	$ (192)	$ (895)

Businesses added to Discontinued Operations in:	4Q 09	3Q 09
3Q 09	$ (30)	$ (97)
4Q 09	(1,057)	(95)
Total	$ (1,087)	$ (192)

	Retail Auto	Full Service Leasing		Insurance	Mortgage	Corporate and Other [1]
Businesses added to Discontinued Operations in 3Q	Argentina	Italy	United Kingdom	U.S. P&C		
Businesses added to Discontinued Operations in 4Q	Ecuador Poland	Australia Mexico Poland	Belgium France Netherlands	U.K. P&C	Continental Europe	Commercial Services (U.S. factoring)

(1) Corporate and Other includes Commercial Finance, equity investments, amortization of original issue discount from GMAC bond exchange and net impact from ALM activities

GMAC FINANCIAL SERVICES
4Q 2009 GMAC Preliminary Results
23

GMAC: Liquidity

($ billions)	GMAC Consolidated [3]	GMAC ex. Ins., ResCap, Ally Bank [4]	Insurance	ResCap, LLC [5]	Ally Bank
Cash & Cash Equivalents (9/30/09)	$14.2	$8.3	$0.1	$0.9	$5.0
Net Increase (Decrease) in Unsecured Debt [1]	1.2	1.2			
Issuance of Trust Preferred (TRUP) and Preferred Securities (MCP) to U.S. Treasury	3.8	3.8			
Change in Assets net of On-Balance Sheet securitizations [2]	(7.3)	(2.3)		(0.1)	(4.9)
Net Redemption of Investment Securities	1.3	0.6	0.2		0.5
Mortgage Loan Sale		(1.5)			1.5
Internal Capital Contributions		(2.8)		0.6	2.2
Increase (Decrease) in Deposits	2.7	1.1			1.6
Other	(1.1)	0.6	(0.2)	(0.6)	(0.9)
Cash & Cash Equivalents (12/31/09)	$14.8	$8.9	$0.1	$0.8	$4.9
Net Change in Cash & Cash Equivalents in 4Q	$0.6	$0.6	$0.0	($0.1)	($0.1)

(1) Includes TLGP issuance of $2.9B in 4Q 2009
(2) Excludes any non-cash changes
(3) GMAC Consolidated includes Insurance, ResCap, and Ally Bank
(4) Includes approximately $5.1 billion and $5.2 billion of overnight funds on deposit at Ally Bank from GMAC Inc. as of 12/31/09 and 9/30/09, respectively
(5) ResCap, LLC legal entity information. Does not include Ally Bank
Note: Numbers may not foot due to rounding

- Parent company available liquidity grew to $31.4 billion
  - $12.5 billion of this liquidity is available based on current collateral
  - $8.9 billion of available cash liquidity
- Recent ratings upgrades

Parent Company Available Liquidity to Support Asset Generation

($ billions)	12/31/09	9/30/09	% Change
Cash and Cash Equivalents [1]	$ 8.9	$ 8.3	8%
Unencumbered Securities	0.4	0.2	100%
Current Secured Committed Unused Capacity	3.1	1.0	210%
Current Unsecured Committed Unused Capacity	0.1	0.1	0%
Total Current Available Liquidity	12.5	9.6	31%
Potential Secured Committed Unused Capacity [2]	9.5	8.3	14%
Potential Unsecured Committed Unused Capacity [2]	-	-	-
Whole Loan Forward Flow Agreements [2]	9.4	12.3	-24%
Total Available Liquidity	$ 31.4	$ 30.2	4%

(1) Includes approximately $5.1 billion and $5.2 billion of overnight funds on deposit at Ally Bank from GMAC Inc. as of 12/31/09 and 9/30/09, respectively
(2) Capacity is subject to availability of incremental collateral
Note: Numbers may not foot due to rounding

24

GMAC FINANCIAL SERVICES

4Q 2009 GMAC Preliminary Results

Ally Bank in the U.S. and ResMor Trust in
Canada provide funding flexibility for GMAC
through deposit-taking capabilities Net deposits grew again in the fourth quarter as we continued to build on the strength of
the Ally brand promise Introduced a customer-friendly online checking account in January as a further
product expansion Ally and ResMor total deposits increased 56%
year-over-year to $31.1 billion (excluding
certain intercompany deposits) as of
12/31/2009 GMAC: Liquidity Sources Ally Bank continues to diversify funding sources Launched retail auto and wholesale securitization platforms FHLB advances as a source of liquidity for
HFI mortgage portfolio Secured committed facilities expected to replace current TAF fundings as program
expires GMAC Inc. - Bank Deposit Levels (1) ($ billions) (1) Excludes certain GMAC deposits $18.3 $20.0 $23.1 $26.3 $28.8 $31.1 $0.0 $5.0 $10.0 $15.0 $20.0 $25.0 $30.0 $35.0 $40.0 3Q 08 4Q 08 1Q 09 2Q 09 3Q 09 4Q 09 Ally Bank Retail Ally Bank Brokered Ally Bank Other ResMor Ally Bank - 2009 Funding Sources FHLB Borrowings 13% Retail Deposits 45% Brokered CDs 25% TAF 13% Securitization 4% 25

GMAC: Capital Ratios See slide 32 for further details on capital numbers stated above Implementation of FAS 166/167 will result in an increase of GAAP assets by approximately $7 billion and
$13 billion in auto and mortgage assets, respectively as of January 1, 2010   GMAC has elected the regulatory agency deferral option, therefore risk-based capital ratios will not be
affected in the first half of 2010    FAS 166/167 expected to decrease capital ratios by 0-15 bps by the end of 2010 with ultimate level
determined by the timing of potential disposition of international mortgage assets ($ billions) 12/31/2009   Preliminary 9/30/2009 Tier 1 Capital 22.4 $            23.8 $            Tier 1 Common Capital 7.7 $             10.0 $            Total Risk-Based Capital 24.6 $            26.1 $            Tangible Common Equity 8.1 $             10.5 $            Tangible Assets 171.8 $          177.6 $          Risk-Weighted Assets 158.4 $          165.2 $          Tier 1 Capital Ratio 14.1% 14.4% Tier 1 Common Capital Ratio 4.8% 6.1% Total Risk-Based Capital Ratio 15.5% 15.8% Tangible Common Equity / Tangible Assets 4.7% 5.9% Tangible Common Equity / Risk-Weighted Assets 5.1% 6.3% 26

GMAC: Outlook 2010 Objectives Capitalize on opportunities in the auto finance business Demonstrate improved access to the capital markets Grow deposit base at Ally Bank Drive critical focus on profitability Explore strategic alternatives to maximize value of mortgage operations and further limit risk Transition fully to bank holding company model The progress made in 2009 positions GMAC to accelerate its return to profitability and access to the capital markets, which will assist in timely repayment of U.S. Treasury investments 27

Supplemental Charts

                                  28

Supplemental

GMAC: Preliminary Consolidated Condensed Income Statement

($ millions)	4Q 09	3Q 09	4Q 08	Increase/(Decrease) vs. 3Q 09	Increase/(Decrease) vs. 4Q 08
Total financing revenue and other interest income	$ 3,108	$ 3,278	$ 4,078	$ (170)	$ (970)
Interest expense	1,764	1,813	2,752	(49)	(988)
Depreciation expense on operating lease assets	741	894	1,343	(153)	(602)
Impairment of investment in operating leases	-	-	409	-	(409)
Net financing revenue	603	571	(426)	32	1,029
Servicing fees	371	383	405	(12)	(34)
Servicing asset valuation and hedge activities, net	(417)	(110)	(241)	(307)	(176)
Insurance premiums and service revenue earned	477	510	579	(33)	(102)
Gain on mortgage and automotive loans, net	146	203	139	(57)	7
Gain (loss) on extinguishment of debt	(3)	10	11,464	(13)	(11,467)
Other gain (loss) on investments, net	35	214	(263)	(179)	298
Other income, net of losses	293	225	(800)	68	1,093
Total other revenue	902	1,435	11,283	(533)	(10,381)
Total net revenue	1,505	2,006	10,857	(501)	(9,352)
Provision for loan losses	3,432	682	1,251	2,750	2,181
Insurance losses and loss adjustment expenses	242	254	266	(12)	(24)
Other operating expenses	2,300	1,937	1,725	363	575
Total noninterest expense	2,542	2,191	1,991	351	551
Income (loss) from cont. ops before income tax benefit	(4,469)	(867)	7,615	(3,602)	(12,084)
Income tax benefit from cont. ops	(603)	(292)	(90)	(311)	(513)
Net income (loss) from continuing operations	(3,866)	(575)	7,705	(3,291)	(11,571)
Loss from discontinued ops, net of tax	(1,087)	(192)	(243)	(895)	(844)
Net income (loss)	$ (4,953)	$ (767)	$ 7,462	$ (4,186)	$ (12,415)

GMAC FINANCIAL SERVICES
4Q 2009 GMAC Preliminary Results
29

GMAC: Preliminary Consolidated Condensed Balance Sheet Supplemental Increase/ (Decrease) vs. ($ millions) 12/31/09 12/31/08 12/31/08 Cash and cash equivalents 14,788 $    15,151 $    (363) $               Trading securities 739             1,207          (468)                 Investment securities 12,158        6,237          5,921                Loans held-for-sale 20,625        7,919          12,706              Finance receivables and loans, net of unearned Income 77,701        101,728     (24,027)             Allowance for loan losses (2,445)        (3,433)        988                   Total finance receivables and loans, net 75,256        98,295        (23,039)             Investment in operating leases, net 15,995        26,390        (10,395)             Other assets 26,161        34,277        (8,116)              Assets of operations held-for-sale 6,584          -                 6,584                Total assets 172,306     189,476     (17,170)             Noninterest bearing 1,755          1,496          259                   Interest bearing 30,001        18,311        11,690              Total deposit liabilities 31,756        19,807        11,949              Short-term borrowings 10,292        10,234        58                    Long-term debt 88,021        116,087     (28,066)             Total debt 98,313        126,321     (28,008)             Other liabilities 16,500        21,494        (4,994)              Liabilities of operations held-for-sale 4,898          -                 4,898                Total liabilities 151,467     167,622     (16,155)             Equity 20,839        21,854        (1,015)              Total liabilities and equity 172,306 $   189,476 $   (17,170) $          30

Supplemental

ResCap, LLC: Key Financial Information

- ResCap, LLC met its covenants with tangible net worth of $275 million at the end of the fourth quarter

($ millions)	4Q 09	4Q 08
Net loss	$ (3,054)	$ (981)
Net loss excluding gain on debt extinguishment	$ (3,072)	$ (1,735)

($ millions)	12/31/2009	12/31/2008
Cash & cash equivalents	$ 765	$ 6,983
Mortgage loans held for sale	5,310	2,629
Mortgage loans held for investment, net	1,835 [1]	24,746
Mortgage servicing rights	2,540	2,848
Other assets	8,849	20,755
Total assets	$ 19,299	$ 57,961
Total liabilities	$ 19,024	$ 55,773
Tangible net worth [2]	$ 275	$ 2,187

(1) Year-end 2009 HFI consists primarily of non-recourse securitized loans

(2) For the purpose of ResCap's tangible net worth covenants, consolidated tangible net worth is defined as the company's consolidated equity, excluding intangible assets and any equity in Ally Bank to the extent included in ResCap's consolidated balance sheet

Note: Results as they appear on a ResCap, LLC reported basis and include ownership of ResMor Trust through 1/1/2009 and Ally Bank through 1/30/2009

GMAC FINANCIAL SERVICES

4Q 2009 GMAC Preliminary Results

31

GMAC: Capital Measures as of 12/31/09 Supplemental Capital 12/31/2009 9/30/2009 Shareholders’ Equity 20.8 $       24.9 $      Less: Goodwill and certain other intangibles (0.5) (0.7) Unrealized (gain) loss and other adjustments (0.4) (0.5) Trust Preferred Securities 2.5 n/a Total Tier 1 Capital 22.4 23.8 Total Tier 1 Capital 22.4 23.8 Less: Senior preferred (10.9) (12.5) Trust Preferred Securities (2.5) n/a Preferred interest (1.3) (1.3) Tier 1 Common 7.7 10.0 Total Tier 1 Capital 22.4 23.8 Add: Qualifying subordinated debt and redeemable preferred stock 0.2 0.2 Allowance for loan and lease losses includible in Tier 2 Capital 2.0 2.1 Total Risk-Based Capital 24.6 26.1 Total Equity 20.8 24.9 Less: Preferred equity (12.2) (13.8) Goodwill and intangible assets (0.5) (0.7) Tangible Common Equity 8.1 10.5 Total Assets 172.3 178.3 Less: Goodwill and intangible assets (0.5) (0.7) Tangible Assets 171.8 $      177.6 $    Note: Numbers may not foot due to rounding ($ billions) 32

GMAC: Term Debt Maturity Profile Supplemental Note: Numbers may not foot due to rounding. Maturities are as of 12/31/2009 and reflect par value of debt. Excludes original issue discount of
$4.4 billion, and collateralized borrowings in securitization trusts representing mortgage lending related debt that is repaid upon the principal payments of the underlying assets of $1.5 billion GMAC Inc. Debt Maturity Profile ($ billions) $11 $10 $12 $2 $2 $16 $20 $13 $3 $2 $1 $1 $30 $23 $15 $4 $3 $18 $- $5 $10 $15 $20 $25 $30 $35 2010 2011 2012 2013 2014 2015 and thereafter Unsecured Secured Total 33

GMAC: Ownership Structure Supplemental Common Ownership as of 12/31/2009 US Treasury 56.3% Cerberus 14.9% 3rd Party Investors 12.2% GM Trust 9.9% GM 6.7% ($ millions) Series Owner Liquidation Preference Book Value Trust Preferred Securities (1) U.S. Treasury $2,667.0 $2,540.0 Series F-2 Mandatory Convertible Preferred (1) U.S. Treasury $11,437.5 $10,892.9 Series G Perpetual Preferred Investors $2,576.6 $234.3 Series A Perpetual Preferred GM Company $1,021.8 $1,052.4 (1) Includes exercised warrants Other Tier 1 Capital as of 12/31/2009 34